Exhibit 99.1
Liberator Medical Wins 2010 Governor’s Business Diversification Award in the Business Expansion Category
STUART, Fla., Sept. 8, 2010 (GLOBE NEWSWIRE) — Liberator Medical Holdings, Inc. (OTCBB:LBMH) today announced its wholly owned subsidiary, Liberator Medical Supply, has received the 2010 Governor’s Business Diversification Award in the Business Expansion category.
The awards are from a statewide program that recognizes Florida companies in emerging and high-technology industries for their contributions to Florida’s economic growth. The awards recognize successful job creation and distinctive community involvement and investment efforts, many of which fall into industries Florida targets for economic diversification and high wage job growth: aviation/aerospace, cleantech, financial/professional services, homeland security/defense, information technology, life sciences and manufacturing.
Of 85 companies that competed this year in Mid Market (county population under 75,000), Major Market (75,001 to 750,000); and Mega Market (750,001 and up) classifications, 18 companies from 12 counties won awards. Liberator Medical Supply, Inc. of Stuart, Florida, won in the Business Expansion category.
Coordinated by Enterprise Florida, the award’s presentation will be held September 22, 2010, in Tallahassee, during Florida’s Industry Appreciation Week. As part of the celebration, the Business Development Board will recognize the many contributions of local companies from within targeted industry sectors at a September 24, 2010 luncheon.
“What great news this is for our companies, the BDB and Martin County, said Ron Bunch, executive director of the Business Development Board of Martin County Inc. “We are proud to have played a small role in working with these companies and supporting their applications.” Bunch noted it also is the fourth consecutive year a Martin County company won a Governor’s Award.
Mark Libratore, the CEO of Liberator, said, “We are proud to receive this award and to be able to contribute to growth and employment in Martin County. Since the January of 2009 we have added 130 employees to our team.”
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About Liberator Medical Holdings, Inc.
Liberator Medical Holdings, Inc.’s subsidiary, Liberator Medical Supply, Inc., established the Liberator brand as a leading national direct-to-consumer provider of quality medical supplies to Medicare-eligible seniors. An Exemplary Provider™ accredited by The Compliance Team, its unique combination of marketing, industry expertise and customer service has demonstrated success over a broad spectrum of chronic conditions. Liberator is recognized for offering a simple, reliable way to purchase medical supplies needed on a regular, ongoing, repeat-order basis, with the convenience of direct billing to Medicare and private insurance. Liberator’s revenue primarily comes from supplying products to meet the rapidly growing requirements of general medical supplies, personal mobility aids, diabetes supplies, catheters, ostomy supplies and mastectomy fashions. Liberator communicates with patients and their doctors on a regular basis regarding prescriptions and supplies. Customers may purchase by phone, mail or internet, with repeat orders confirmed with the customer and shipped when needed.
Safe Harbor Statement
Certain statements in this press release that are not historical, but are forward-looking, are subject to known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, the Company’s need to raise equity capital and its ability to obtain equity financing on acceptable terms, if at all, regulatory limitations on the medical industry in general, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results, introduction of new services and products, commercial acceptance and viability of new services and products, pricing and competition, reliance upon subcontractors and vendors, the timing of new technology and product introductions, the risk of early obsolescence of our products and the other factors listed under “Risks and Uncertainties” in our annual report on Form 10-K for the fiscal year ended September 30, 2009, and our other filings with the Securities and Exchange Commission. We assume no obligation to update the information contained in this news release.
Contact:
Wall Street Resources, Inc.
Individual Investor Relations Contact
Gerald Kieft
772-219-7525
LiberatorIR@wallstreetresources.net
http://www.wallstreetresources.net/liberator.asp
Littlebanc Advisors, LLC
Institutional Investor Contact
Lyn Davis
561-948-3005
ld@littlebanc.com
www.littlebanc.com